UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2016

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36617 (Commission File Number)	04-3567753 (IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034 (Address of Principal Executive Offices)	19034 (Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 26, 2016, Bryan Roberts, Ph.D., a director of Vitae Pharmaceuticals, Inc. (“Vitae”), notified Vitae’s Board of Directors (the “Board”) that he was resigning from the Board, effective immediately, so that he may devote his full time efforts to his other commitments. Vitae and the Board wish to thank Dr. Roberts for his dedication and service to Vitae.

(d) On July 27, 2016, Vitae announced that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has elected Daniel M. Junius as a Class I director, with his initial term expiring at Vitae’s 2018 annual meeting of stockholders, effective immediately.  Mr. Junius has been appointed to the audit committee of the Board, effective immediately.  A copy of the press release announcing the election of Mr. Junius is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to Vitae’s non-employee director compensation program, as a non-employee joining the Board, Mr. Junius was granted a non-statutory stock option to purchase 20,000 shares of Vitae’s common stock on July 27, 2016 with an exercise price equal to the closing stock price of Vitae’s common stock on The NASDAQ Global Market on July 27, 2016.  This option will vest ratably in quarterly installments over three years of service following the date of grant.  He will also receive an annual fee of $37,500 for service as a director.  In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, a non-statutory stock option to purchase 10,000 shares of Vitae’s common stock on that date with an exercise price equal to the fair market value of Vitae’s common stock on the grant date. Such annual grant will vest in quarterly installments over the year of service following the grant date.  Vitae’s non-employee director compensation program is described in further detail in Vitae’s Proxy Statement for its 2016 Annual Meeting of Stockholders filed with Securities and Exchange Commission on April 13, 2016 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Mr. Junius and Vitae will also enter into an indemnification agreement requiring Vitae to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director.  The indemnification agreement will be in the form entered into with Vitae’s other directors and executive officers.  This form is attached hereto as Exhibit 99.2.

There is no arrangement or understanding between Mr. Junius and any other person pursuant to which Mr. Junius was appointed as a director.  The Board has determined that Mr. Junius is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.                Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
99.1	Vitae Pharmaceuticals, Inc. Press Release, dated July 27, 2016.
99.2

Form of Indemnification Agreement between Vitae Pharmaceuticals, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Vitae Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-198090) filed with the SEC on August 12, 2014).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2016	VITAE PHARMACEUTICALS, INC.

	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

3